Exhibit 99.1

The Chefs’ Warehouse Reports Fourth Quarter 2024 Financial Results
Ridgefield, CT, February 12, 2025 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, the Middle East, and Canada, today reported financial results for its fourth quarter ended December 27, 2024.

Financial highlights for the fourth quarter of 2024:

•Net sales increased 8.7% to $1,033.6 million for the fourth quarter of 2024 from $950.5 million for the fourth quarter of 2023.
•GAAP net income was $23.9 million, or $0.55 per diluted share, for the fourth quarter of 2024 compared to $16.0 million, or $0.38 per diluted share, in the fourth quarter of 2023.
•Adjusted net income per share1 was $0.55 for the fourth quarter of 2024 compared to $0.47 for the fourth quarter of 2023.
•Adjusted EBITDA1 was $68.2 million for the fourth quarter of 2024 compared to $59.0 million for the fourth quarter of 2023.

“Business activity and demand remained consistently strong through the fourth quarter amidst a healthy environment for our core upscale-casual to higher-end dining customer base. Our teams, across domestic and international markets, provided excellent product and service amidst a busy holiday season and delivered the first one billion plus revenue quarter in Chefs’ Warehouse history”, said Christopher Pappas, Chairman and Chief Executive of the Company. “During the quarter, we continued to grow market share, closing the year with strong year-over-year growth in unique item placements and new customer acquisition. I would like to thank the entire Chefs’ Warehouse team for their dedication and commitment in delivering a strong 2024 for our team members, our customers and supplier partners, and our shareholders.”

Fourth Quarter Fiscal 2024 Results

Net sales for the fourth quarter of 2024 increased 8.7% to $1,033.6 million from $950.5 million in the fourth quarter of 2023. Organic case count increased approximately 6.1% in the Company’s specialty category for the fourth quarter of 2024 with unique customers and placements increases at 4.5% and 12.3% respectively, compared to the fourth quarter of 2023. Organic pounds sold in the Company’s center-of-the-plate category increased approximately 3.6% for the fourth quarter of 2024 compared to the prior year quarter.

Gross profit increased 9.8% to $251.0 million for the fourth quarter of 2024 from $228.6 million for the fourth quarter of 2023. The increase in gross profit dollars was primarily as a result of increased sales and price inflation. Gross profit margins increased approximately 23 basis points to 24.3%.

Selling, general and administrative expenses increased by approximately 8.9% to $206.8 million for the fourth quarter of 2024 from $190.0 million for the fourth quarter of 2023. The increase was primarily due to higher depreciation and amortization driven by facility investments, and higher costs associated with compensation and benefits, facilities and distribution to support sales growth. As a percentage of net sales, selling, general and administrative expenses were 20.0% in the fourth quarter of 2024 compared to 20.0% in the fourth quarter of 2023.

Other operating (income) expenses, net was income of $2.3 million for the fourth quarter of 2024 compared to expense of $0.5 million for the fourth quarter of 2023 primarily due to non-cash credits of $2.6 million recorded during the fourth quarter of 2024 for changes in the fair value of our contingent liabilities compared to non-cash charges of $0.2 million recorded during the fourth quarter of 2023.
1EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share to these measures’ most directly comparable GAAP measure.

Operating income for the fourth quarter of 2024 was $46.5 million compared to $38.2 million for the fourth quarter of 2023. The increase in operating income was driven primarily by higher gross profit, partially offset by higher selling, general and administrative expense, as discussed above. As a percentage of net sales, operating income was 4.5% in the fourth quarter of 2024 as compared to 4.0% in the fourth quarter of 2023.

Net income for the fourth quarter of 2024 was $23.9 million, or $0.55 per diluted share, compared to $16.0 million, or $0.38 per diluted share, for the fourth quarter of 2023.

Adjusted EBITDA1 was $68.2 million for the fourth quarter of 2024 compared to $59.0 million for the fourth quarter of 2023. For the fourth quarter of 2024, adjusted net income1 was $23.9 million, or $0.55 per diluted share compared to adjusted net income of $20.2 million, or $0.47 per diluted share for the fourth quarter of 2023.

2025 Guidance

We are providing fiscal 2025 full year financial guidance as follows:

•Net sales in the range of $3.94 billion to $4.04 billion,
•Gross profit to be between $951 million and $976 million and
•Adjusted EBITDA to be between $233 million and $246 million.

Fourth Quarter 2024 Earnings Conference Call

The Company will host a conference call to discuss fourth quarter 2024 financial results today at 8:30 a.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Non-GAAP Financial Measures

We present EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share, as well as forecasted EBITDA and adjusted EBITDA ranges, which are not measurements determined in accordance with the U.S. Generally Accepted Accounting Principles (“GAAP”), because we believe these measures provide additional metrics to evaluate our operations and our forecasted results and which we believe, when considered with both our GAAP results and the reconciliation to net income and net income available to common shareholders provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our GAAP performance while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

1EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share to these measures’ most directly comparable GAAP measure.

Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share to these measures’ most directly comparable GAAP measure.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our success depends to a significant extent upon general economic conditions, including disposable income levels and changes in consumer discretionary spending; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition; the effects of rising costs, decreases in supply or the interruption of commodities, ingredients, packaging, other raw materials, distribution and labor; fuel prices and their impact on distribution, packaging and energy costs; our ability to grow our operations whether through expansion of our operations in existing markets or penetration of new markets, and our effective management of that growth; our continued ability to promote and protect our brand successfully, to anticipate and respond to new and existing customer demands, and to develop new products and markets to compete effectively; our ability and the ability of our supply chain partners to continue to operate distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; economic and other developments, or events, including adverse weather conditions, in the jurisdictions in which we operate; risks associated with the expansion of our business; our possible inability to identify new acquisitions or to integrate recent or future acquisitions, or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that customers could lose confidence in the safety and quality of certain food products; new information or attitudes regarding diet and health or adverse opinions about the health effects of the products we distribute; our ability to maintain independent certifications associated with our products; changes in disposable income levels and consumer purchasing habits; competitors’ pricing practices and promotional spending levels; fluctuations in the level of our customers’ inventories, credit, payment of accounts and other related business risks; and the risks associated with third-party suppliers, including the risk that any failure by one or more of our third-party suppliers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain products or injure our reputation; our ability to recruit and retain senior management and a highly skilled and diverse workforce; the influence of significant corporate decisions due to the concentration of ownership among existing officers, directors and their affiliates; unanticipated expenses, including, without limitation, litigation or legal settlement expenses and impairment charges; changing rules, public disclosure regulations and stakeholder expectations on ESG-related matters; climate change, or the legal, regulatory or market measures being implemented to address climate change; the cost and adequacy of our insurance policies; the impact and effects of public health crises, pandemics and epidemics and the adverse impact thereof on our business, financial condition, and results of operations; interruption of operations due to information technology system failures, cybersecurity incidents, or other disruptions to use of technology and networks; the possibility that information technology investments may not produce anticipated results; significant governmental regulation and any potential failure to comply with such regulations; federal, state, provincial and local tax rules in the United States and the foreign countries in which we operate, including tax reform and legislation; risks relating to our substantial indebtedness; our ability to raise additional capital and/or obtain debt or other financing, on commercially reasonable terms or at all; our ability to meet future cash requirements, including the ability to access financial markets effectively and maintain sufficient liquidity; the effects of currency movements in the jurisdictions in which we operate as compared to the U.S. dollar; changes in the method of determining Secured Overnight Financing Rate (“SOFR”), or the replacement of SOFR with an alternative rate; and the effects of international trade disputes, tariffs, quotas and other import or export restrictions on our international procurement, sales and operations. Any forward-looking statements are made pursuant to the Private

Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2024 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States, the Middle East and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 88,000 products to more than 50,000 customer locations throughout the United States, the Middle East and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Net sales	$1,033,568	$950,473	$3,794,212	$3,433,763
Cost of sales	782,607	721,849	2,880,065	2,619,289
Gross profit	250,961	228,624	914,147	814,474

Selling, general and administrative expenses	206,803	189,965	784,852	704,758
Other operating (income) expenses, net	(2,297)	504	1,088	8,773
Operating income	46,455	38,155	128,207	100,943

Interest expense	11,998	12,083	48,675	45,474
Income before income taxes	34,457	26,072	79,532	55,469

Provision for income tax expense	10,531	10,072	24,053	20,879

Net income	$23,926	$16,000	$55,479	$34,590

Net income per share:
Basic	$0.63	$0.42	$1.46	$0.92
Diluted	$0.55	$0.38	$1.32	$0.88

Numerator:
Net income	$23,926	$16,000	$55,479	$34,590
Add effect of dilutive securities:
Interest on convertible notes, net of tax	1,284	1,350	5,234	5,399
Net income available to common shareholders	$25,210	$17,350	$60,713	$39,989
Denominator:
Weighted average basic common shares outstanding	38,048,739	37,701,134	37,914,060	37,633,672
Dilutive effect of unvested common shares, stock options and warrants	909,257	719,806	745,064	612,731
Dilutive effect of convertible notes	7,136,289	7,392,817	7,323,941	7,392,817
Weighted average diluted common shares outstanding	46,094,285	45,813,757	45,983,065	45,639,220

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 27, 2024 AND DECEMBER 29, 2023
(unaudited; in thousands)

	December 27, 2024	December 29, 2023
Cash and cash equivalents	$114,655	$49,878
Accounts receivable, net	366,311	334,015
Inventories	316,014	284,528
Prepaid expenses and other current assets	71,063	62,522
Total current assets	868,043	730,943

Property and equipment, net	275,781	234,793
Operating lease right-of-use assets	191,423	192,307
Goodwill	356,298	356,021
Intangible assets, net	160,383	184,863
Other assets	6,763	6,379
Total assets	$1,858,691	$1,705,306

Accounts payable	$266,775	$200,547
Accrued liabilities	68,538	70,728
Short-term operating lease liabilities	21,965	24,246
Accrued compensation	50,078	37,071
Current portion of long-term debt	18,040	53,185
Total current liabilities	425,396	385,777

Long-term debt, net of current portion	688,744	664,802
Operating lease liabilities	187,079	184,034
Deferred taxes, net	15,891	14,418
Other liabilities	3,935	1,603
Total liabilities	1,321,045	1,250,634

Common stock	402	396
Additional paid in capital	399,111	356,157
Accumulated other comprehensive loss	(3,807)	(1,832)
Retained earnings	141,940	99,951
Stockholders’ equity	537,646	454,672

Total liabilities and stockholders’ equity	$1,858,691	$1,705,306

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Fifty-Two Weeks Ended
	December 27, 2024	December 29, 2023
Cash flows from operating activities:
Net income	$55,479	$34,590

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,562	32,887
Amortization of intangible assets	24,372	22,719
Provision for allowance for credit losses	11,982	8,078
Deferred income tax provision	1,464	8,114
Loss on debt extinguishment	685	—
Stock compensation	17,778	20,042
Change in fair value of contingent earn-out liabilities	(3,266)	3,081
Intangible asset impairment	—	1,838
Non-cash interest and other operating activities	5,459	5,456
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(44,812)	(48,813)
Inventories	(32,205)	(28,759)
Prepaid expenses and other current assets	(6,036)	(7,234)
Accounts payable, accrued liabilities and accrued compensation	87,312	19,598
Other assets and liabilities	(5,713)	(9,958)
Net cash provided by operating activities	153,061	61,639

Cash flows from investing activities:
Capital expenditures	(49,506)	(57,427)
Cash paid for acquisitions	(315)	(121,884)
Net cash used in investing activities	(49,821)	(179,311)

Cash flows from financing activities:
Payment of debt and other financing obligations	(22,995)	(29,000)
Payment of finance leases	(7,057)	(4,327)
Common stock repurchases	(17,393)	—
Payment of deferred financing fees	—	(1,739)
Proceeds from exercise of stock options	175	55
Surrender of shares to pay withholding taxes	(7,412)	(2,134)
Cash paid for contingent earn-out liabilities	(3,800)	(11,625)
Borrowings under asset-based loan and revolving credit facilities	46,430	60,000
Payments under asset-based loan and revolving credit facilities	(26,430)	(2,220)
Net cash (used in) provided by financing activities	(38,482)	9,010

Effect of foreign currency translation on cash and cash equivalents	19	(260)

Net change in cash and cash equivalents	64,777	(108,922)
Cash and cash equivalents at beginning of period	49,878	158,800
Cash and cash equivalents at end of period	$114,655	$49,878

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(unaudited; in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Net income	$23,926	$16,000	$55,479	$34,590
Interest expense	11,998	12,083	48,675	45,474
Depreciation and amortization	11,201	8,720	40,562	32,887
Amortization of intangible assets	6,156	5,795	24,372	22,719
Provision for income tax expense	10,531	10,072	24,053	20,879
EBITDA (1)	63,812	52,670	193,141	156,549

Adjustments:
Stock compensation (2)	4,601	4,187	17,778	20,042
Other operating (income) expenses, net (3)	(2,297)	504	1,088	8,773
Duplicate rent (4)	862	1,622	4,157	7,641
Moving expenses (5)	1,232	35	2,843	231

Adjusted EBITDA (1)	$68,210	$59,018	$219,007	$193,236

1.See the “Non-GAAP Financial Measures” section of the press release.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.
4.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.
5.Represents moving expenses for the consolidation and expansion of several of our distribution facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND
ADJUSTED NET INCOME PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Net income	$23,926	$16,000	$55,479	$34,590
Adjustments to reconcile net income to adjusted net income (1):
Other operating (income) expenses, net (2)	(2,297)	504	1,088	8,773
Duplicate rent (3)	862	1,622	4,157	7,641
Moving expenses (4)	1,232	35	2,843	231
Debt modification and extinguishment expenses (5)	173	—	1,460	1,146
Tax effect of adjustments (6)	9	2,025	(2,864)	—

Total adjustments	(21)	4,186	6,684	17,791

Adjusted net income (1)	$23,905	$20,186	$62,163	$52,381

Diluted adjusted net income per common share (1)	$0.55	$0.47	$1.47	$1.27

Numerator:
Adjusted net income (1)	$23,905	$20,186	$62,163	$52,381
Add effect of dilutive securities:
Interest on convertible notes, net of tax	1,284	1,350	5,234	5,399
Adjusted net income available to common shareholders	$25,189	$21,536	$67,397	$57,780
Denominator:
Weighted average basic common shares outstanding	38,048,739	37,701,134	37,914,060	37,633,672
Dilutive effect of unvested common shares, stock options and warrants	909,257	719,806	745,064	612,731
Dilutive effect of convertible notes	7,136,289	7,392,817	7,323,941	7,392,817
Weighted average diluted common shares outstanding	46,094,285	45,813,757	45,983,065	45,639,220

1.See the “Non-GAAP Financial Measures” section of the press release.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents moving expenses for the consolidation and expansion of several of our distribution facilities.

5.Represents debt modification costs, extinguishment costs and interest expense related to the write-off of certain deferred financing fees related to our credit agreements.

6.Represents the adjustments to the tax provision values to a normalized annual effective tax rate on adjusted pretax earnings to 30.0% and 26.0% for the fourth quarters and year-to-date periods of 2024 and 2023, respectively.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2025
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$68,000	$72,000
Provision for income tax expense	29,000	31,000
Depreciation and amortization	74,000	76,000
Interest expense	42,000	44,000
EBITDA (1)	213,000	223,000

Adjustments:
Stock compensation (2)	17,500	18,500
Duplicate rent (3)	1,500	2,500
Other operating expenses (4)	500	1,000
Moving expenses (5)	500	1,000
Adjusted EBITDA (1)	$233,000	$246,000

1.See the “Non-GAAP Financial Measures” section of the press release.

2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

5.Represents moving expenses for the consolidation and expansion of several of our distribution facilities.